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EXHIBIT 5



                                January 19, 2000




Innovative Gaming Corporation of America
333 Orville Wright Court
Las Vegas, NV 89119

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted on behalf of Innovative Gaming Corporation of America (the "Company") in connection with Amendment No. 2 to Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on January 19, 2001 relating to the registration under the Securities Act of 1933, as amended, of a maximum of (i) 4,038,141 shares of common stock, par value $.01 per share (the "Common Stock") issued to the selling shareholders listed in the Registration Statement (the "Issued Common Shares"), (ii) 5,575,413 shares of Common Stock issuable by the Company upon conversion of the Series D 6% Convertible Preferred Stock, Series E 6% Convertible Preferred Stock, Series F 6% Convertible Preferred Stock and Series G 6% Convertible Preferred Stock (collectively, the "Preferred Shares") and payments of dividends on the Preferred Shares, and a maximum of 931,250 shares of Common Stock, issuable by the Company upon exercise of certain warrants (the "Warrants") to purchase shares of Common Stock.

         Upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes hereof and including and in reliance upon certain certificates by the Company, it is our opinion that:

          1. The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.

          2. The Issued Common Shares have been duly authorized, legally issued, are fully paid and non-assessable.

          3. The Common Stock to be issued upon conversion of the Preferred Shares and upon exercise of the Warrants has been duly authorized and, when issued as described in the registration statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              Maslon Edelman Borman & Brand, LLP